Exhibit 5.1



April 20, 2009






Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 to be filed contemporaneously herewith under the Securities Act of 1933 by Crane Co. (the "Registrant") relating to 5,500,000 shares of common stock, par value $1.00 per share ("Common Stock"), of the Registrant to be issued from time to time under the Crane Co. 2009 Stock Incentive Plan (the "Plan").

     The undersigned has examined the originals, certified copies or copies otherwise identified to his satisfaction as being true copies of the Plan and such other documents as he has deemed necessary or appropriate for purposes of this opinion. Based on the foregoing, the undersigned is of the opinion that the 5,500,000 shares of Common Sock to be issued under the Plan, when issued under the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

     The opinions expressed in this opinion letter are limited to the law of the State of Delaware and federal law of the United States. The foregoing opinions are rendered as of the date of this letter. The undersigned assumes no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur. This opinion letter is being provided solely in connection with the Registration Statement and may not be relied upon by you or any other person in any other connection or for any other purpose.

     The undersigned is the Vice President, General Counsel and Secretary of the Registrant and, as of April 20, 2009, beneficially owned 93,407 shares of the Registrant's Common Stock and held vested options to purchase 265,000 shares of the Registrant's Common Stock. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ August I. duPont
                                        --------------------------
                                        Augustus I. duPont